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                                                                   Exhibit 10.23


                            FIRST AMENDMENT TO LEASE
                             AND EXPANSION AGREEMENT


         This First Amendment to Lease and Expansion Agreement (the "First Amendment") is made as of this 29th day of July, 1998 by and between TIAA Realty, Inc., (the "Landlord") a Delaware corporation and Implant Sciences Corporation (the "Tenant").

         WHEREAS, Landlord (as successor Landlord to Teachers Insurance and Annuity Association of America) and Tenant, respectively, are the Landlord and Tenant under a certain Lease Agreement dated as of September 29, 1995 (said Lease Agreement is hereafter the "Lease") pursuant to which the Tenant has leased from Landlord 16,743 rentable square feet of space (the "Original Premises") in the building known as Building I located at 107 Audubon Road, Wakefield, MA (the "Building");

         WHEREAS, the three-year Initial Term of the Lease is scheduled to expire on November 30,1999;

         WHEREAS, subject to entering into this First Amendment, Landlord and Tenant have agreed to (a) extend the 3-year Initial Term by an additional period of 6 months (the "Six Month Extension") beginning on December 1, 1999 and expiring on May 31, 2000 and (b) expand the Premises demised under the Lease beginning on the 1st Amendment Commencement Date (as said term is hereafter defined) by the addition of the 5,249 rentable square feet of Space marked on Exhibit A to this First Amendment (the "1st Amendment Space") to the Premises for the balance of the Term of this Lease all as hereinafter set forth;

         WHEREAS, the parties have agreed that as of the 1st Amendment Commencement Date the 1st Amendment Space shall be added to the Premises demised under the Lease and thereafter the Premises demised under the Lease shall be comprised of the 1st Amendment Space (5,249 rentable square feet) and the Original Premises (16,743 rentable square feet) for an aggregate of 21,992 rentable square feet for the balance of the Term of this Lease;

         WHEREAS, Landlord and Tenant have agreed to enter into this First Amendment to reflect the foregoing and to otherwise modify and amend the Lease reflecting the Six Month Extension of the Initial Term, the increase in the size of the Premises demised under the Lease as a result of the addition of the 1st Amendment Space to the Premises and to otherwise modify and amend the Lease, as hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Landlord and the Tenant hereby agree as follows:

         1. Six Month Extension of Initial Term. Effective as of the date of this First Amendment, the Three (3) Year Initial Term is hereby extended to include the period beginning on December 1, 1999 through and including May 31, 2000 (the "Six Month Extension"), such


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extension to be upon the same terms and conditions as are set forth in the Lease except as modified by this First Amendment. Basic Rent payable with respect to the "Original Premises" during the Six Month Extension shall be in the annual amount of $142,315.50 payable in equal monthly installments of $11,859.63. Basic Rent payable for and with respect to the 1st Amendment Space during the "Six Month Extension" shall be as set forth in Paragraph 2(a)(ii) of this First Amendment.

         2. Changes in Basic Lease Provisions. Effective as of the 1st Amendment Commencement Date (as hereafter defined), the Lease shall be deemed amended in the following respects:

                  (a) Basic Rent per annum payable under this Lease as set forth in Section 1.2 of the Lease shall be increased and adjusted by the 1st Expansion Rent (as said term is hereafter defined) for and with respect to Tenant's use and occupancy of the 1st Amendment Space. As used herein, the term "1st Expansion Rent" shall mean:

                           (i) $49,865.50 per annum payable in equal monthly
                  installments of $4,155.46 for the period beginning on the 1st Amendment Commencement Date through and including the last day of the twelfth full calendar month immediately following the 1st Amendment Commencement Date (pro rated on a daily basis for any partial calendar month in which the 1st Amendment Commencement Date shall fall); and

                           (ii) $52,490.00 per annum payable in equal monthly
                  installments of $4,374.17 for the period beginning on the day immediately following the period described in (i) above through the last day of the Initial Term of this Lease (as extended by Paragraph 1 of this First Amendment to include the Six Month Extension) on May 31, 2000;

         The 1st Expansion Rent is payable for and with respect to the 1st Amendment Space for the remainder of the Initial Term. In the event that Tenant shall exercise the Option to Extend set forth in Paragraph 5 of this First Amendment (which amends Section 14.28 of the Lease), the Basic Rent payable with respect to the 1st Amendment Space and the Original Premises during the extension of the Initial Term contemplated by Paragraph 5 of this First Amendment shall be the Fair Market Rental Value as determined pursuant to Section 14.28 of the Lease as amended by Paragraph 5 of this First Amendment.

         The Tenant's obligation to pay the 1st Expansion Rent shall commence on the 1st Amendment Commencement Date (pro rated on a daily basis as set forth in Section l(a)(i) for any partial month in which the 1st Amendment Commencement Date shall fall) and shall continue for the balance of the Initial Term (as extended by Paragraph 1 of tills First Amendment to include the Six Month Extension). In addition to the 1st Expansion Rent, Tenant shall continue to pay Basic Rent allocable to the Original Premises in the amounts and during the times specified in
         Section 1.2 of the Lease as modified by Paragraph 1 of this First Amendment;


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                  (b) The definition of the term "Premises Rentable Area" set forth in Section 1.2 of the Lease shall be deemed increased and adjusted by the 5,249 rentable square feet contained in the 1st Amendment Space. Accordingly, from and after the 1st Amendment Commencement Date and thereafter for the remainder of the Term of this Lease, the "Premises" demised under the Lease as amended by this First Amendment shall contain 21,992 rentable square feet comprised of (1) the 1st Amendment Space (5,249 rsf) plus (ii) the Original Premises (16,743 rsf);

                  (c) The definitions of the terms "Building Escalation Factor" and "Property Escalation Factor" shall each be amended as follows:

         Building Escalation Factor            27.49%

         Property Escalation Factor            13.77%

         Nothing contained herein shall be deemed or construed to limit or release Tenant from its obligations with respect to Escalation Charges allocable to the Original Premises before and after the 1st Amendment Commencement Date.

                  (d) The definition of the term "Premises" shall be deemed amended by adding the space marked on Exhibit A to this First Amendment as the 1st Amendment Space to the Premises for all purposes under the Lease;

                  (e) The provisions of Article IV of the Lease shall not apply to the 1st Amendment Space and Landlord's sole obligation with respect to improvements in and to the 1st Amendment Space shall be as provided in Paragraph 3 of this First Amendment;

                  (f) Tenant shall be solely responsible for the cost of all electricity used and consumed in the Premises, it being agreed and understood that the Basic Rent, including the 1st Expansion Rent, is net of Escalation Charges and costs of electricity used in the Premises, which electricity charges will be separately metered and billed to Tenant by the applicable utility. Upon completion of Landlord's Work (as hereafter defined) there shall be an electric meter which measures electricity used and consumed in the 1st Amendment Space (whether through Tenant's existing meter located in the Original Premises or via a new meter). Tenant shall arrange with the applicable utility company to have the electric meter placed in Tenant's name and billed separately to Tenant.

                  (g) The definition of the term Initial Public Liability Insurance set forth in Section 1.3 shall be amended to be:
         $1,000,000.00 (per occurrence) primary liability with $3,000,000.00 (per occurrence) in excess liability coverage for property damage, bodily injury or death.

         3. Improvements. Annexed to this First Amendment as Exhibit B is a description of certain improvements to be made by Landlord in the 1st Amendment Space and the Original


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Premises. Landlord and Tenant each hereby approve the matters described in
Exhibit B to this First Amendment.

         Upon execution and delivery of this First Amendment by both Landlord and Tenant, Landlord shall, at Landlord's sole cost and expense, commence to perform the work and improvements described in Exhibit B to this First Amendment using building standard materials and work ("Landlord's Work"), which work shall be performed in the time and manner hereinafter set forth. To the extent necessary for the prompt and efficient completion of Landlord's Work, Tenant hereby grants Landlord the right of access to, upon, over and through the Original Premises in order for Landlord to perform Landlord's Work. Such access may be made at any time and from time to time in Landlord's discretion provided that Landlord shall give Tenant advance oral or written notice of the days and times Landlord shall require access to the Original Premises for the purposes stated herein. Tenant here by acknowledges that work of the type and scope of Landlord's Work may result in temporary shut-down of work and electrical service and other services in the Original Premises. In exercising Landlord's right to access the Original Premises and to perform Landlord's Work under this Paragraph 3, Landlord shall use good faith efforts to avoid unreasonable interference with Tenant's use of the Original Premises. Landlord shall provide Tenant with advance notice of the shut down, if any, of services or utilities in connection with performing Landlord's Work and shall use good faith efforts to promptly reinstate any service so curtailed or suspended.

         Tenant hereby acknowledges that it has inspected the 1st Amendment Space and the common areas of the Building and, except for the Landlord's Work, has agreed to lease the 1st Amendment space in its current "as is, where is" condition with all faults and without representation or warranty by Landlord of any kind. Prior to Tenant taking occupancy of the Premises, Tenant shall provide Landlord with a punch-list detailing (a) those aspects of Landlord's Work which are not then completed and (b) any defects in workmanship or materials with respect to Landlord's Work. The Landlord's Work shall be deemed approved by Tenant when Tenant commences occupancy of the 1st Amendment Space for the Permitted Use, except for items which are then not completed or do not conform to specifications described in Exhibit B to this First Amendment and as to which Tenant shall have given Landlord written notice prior to the date which is 30 days after the date Tenant shall occupy the 1st Amendment Space for the Permitted Uses.

         As used in this First Amendment, the term "1st Amendment Commencement Date" shall mean that date upon which (a) AT/Comm Inc. shall have vacated the 1st Amendment Space and (b) Landlord's Work has been substantially completed as set forth in a written notice from Landlord to Tenant.

         As used herein, the term "Total Cost of Landlord's Work" shall mean the aggregate cost including, without limitation, if performing all of Landlord's Work, of all permits, governmental approvals, demolition work, labor, materials, work and improvements necessary to complete Landlord's Work in order to prepare the 1st Amendment Space for Tenant's use and occupancy pursuant to Exhibit B. Architectural and engineering fees sustained or incurred by Landlord in


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connection with the planning and design of Landlord's Work shall be included in the Total Cost of Landlord's Work.

         In the event that Tenant shall request (by written notice to Landlord) and Landlord shall approve (by written notice to Tenant) any changes to Exhibit B and if Landlord determines that such changes will result in an increase in the Total Cost of Landlord's Work, Tenant shall reimburse Landlord for such increase in the Total Cost of Landlord's Work as additional rent under this Lease ("Tenant's Contribution"). Landlord shall advise Tenant (in writing) of the amount of increase in the Total Cost of Landlord's Work resulting from any requested change in Exhibit B at the time Landlord shall grant its consent to the making of such changes and such additional cost (as set forth in such written notice from Landlord) shall be deemed a portion of the Total Cost of Landlord's Work for purposes of determining the Tenant's Contribution as set forth above. Tenant shall pay Landlord the Tenant's Contribution as an additional charge under the Lease within ten (10) days after written demand.

         4. Brokerage. Tenant hereby warrants and represents to Landlord that Tenant has dealt with no broker in connection with the consummation of this First Amendment other than Leggat McCall Properties Management, L.P. and Avalon Partners and in the event of any brokerage claims against Landlord predicated upon prior dealings with the Tenant, Tenant agrees to defend same and to indemnify Landlord against any such claims except for any claims by Leggat McCall Properties Management, L.P. which shall be paid by Landlord. Tenant shall be responsible for any and all commissions due and owing to Avalon Partners.

         Landlord hereby warrants and represents that Landlord has dealt with no broker in connection with the consummation of the matters set forth in this First Amendment other than Leggat McCall Properties Management, L.P. and Avalon Partners. Landlord shall indemnify, defend and hold Tenant harmless from and against any claims for brokerage commissions predicted upon prior dealings with Landlord, except that Tenant shall be responsible for any commissions due and owing to Avalon Partners.

         5. Option to Extend. Effective as of the date of this First Amendment,
Section 14.28 of the Lease shall be deleted from the Lease in its entirety and the following new Section 14.28 shall be inserted in its place and stead, it being agreed and understood that Tenant shall not have the right to exercise the option contained in Section 14.28 of the Lease but Tenant shall (subject to the terms and limitations hereafter set forth) have one three year option to extend the Term of this Lease beginning on June 1, 2000 upon and subject to the following terms and conditions:

         "14.28. OPTION TO EXTEND. Tenant shall have the right and option (the "Option"), which said option and right shall not be severed from this Lease or separately assigned, mortgaged or transferred, to extend the Term of this Lease for one (1) additional consecutive period of Three
         (3) years beginning on June 1, 2000 and expiring on May 31, 2003 (hereinafter referred to as the "Extension Period"), provided that (a) Tenant shall give Landlord notice of Tenant's intention to exercise such option ("Notice of Intention") not sooner than June 1, 1999 and not later than July 15, 1999 (b) no Default of Tenant shall exist at the time of giving the Notice of Intention or on the Revocation Date (as

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         hereafter defined) or on the date of commencement of the Extension
         Period, (c) the Original Tenant named herein is itself occupying the entire Premises both at the time of giving the applicable notice and at the time of commencement of the Extension Period and (d) Tenant shall fail to give Landlord a Revocation Notice (as hereafter defined) on or before August 31, 1999 (the "Revocation Date"), time being of the essence of all of the foregoing provisions. Except for the amount of Basic Rent (which is to be determined as hereinafter provided), all the terms, covenants, conditions, provisions and agreements in the Lease contained shall be applicable to the additional period through which the term shall be extended as aforesaid, except that there shall be no further options to extend the Term of the Lease nor shall Landlord be obligated to make or pay for any improvements to the Premises nor pay any inducement payments of any kind or nature. If Tenant shall give Landlord a Notice of Intention in the manner and within the time period provided aforesaid and shall thereafter fail to give Landlord a Revocation Notice in the time and manner set forth herein, the Term of the Lease shall be extended to include the Extension Period without the requirement of any further attention on the part of either Landlord or Tenant. Landlord hereby reserves the right, exercisable by Landlord in its sole discretion, to waive (in writing) any condition precedent set forth in clauses (a), (b), (c) or (d) above.

         If Tenant shall fail to give Landlord a timely Notice of Intention, Tenant shall have no right to extend the Term of the Lease, time being of the essence of the foregoing provisions. Any termination of this Lease shall terminate the rights hereby granted Tenant.

         The Basic Rent per annum payable during the Extension Period shall be the Fair Market Rental Value (as said term is hereinafter defined) as of commencement of the Extension Period but in no event less than the Basic Rent per annum plus Escalation Charges payable for and with respect to the 12 calendar month period immediately preceding the Extension Period. "Fair Market Rental Value" shall be computed as of the beginning of the Extension Period at the then current annual rental charges, including provisions for subsequent increases and other adjustments, for the Premises as determined by Landlord in its discretion.

         Landlord shall initially designate ("Landlord's Designation") the Fair Market Rental Value for and with respect to the Extension Period by written notice to Tenant within Thirty (30) days after Landlord's receipt of Tenant's Notice of Intention. If Tenant does not wish to accept Landlord's Designation of the Fair Market Rental Value, Tenant's sole and exclusive remedy shall be the right, by written notice ("Revocation Notice") given to Landlord on or before the date which is the first to occur of (i) that date which is thirty (30) days after Tenant has been notified of Landlord's Designation or (ii) the Revocation Date, to cancel and revoke Tenant's Notice of Intention as to the Extension Period and the exercise of the Option with respect to the Extension Period and thereupon the Term of this Lease shall expire and come to an end without extension as of May 31, 2000 and Tenant shall have no further options to Extend the term.


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         If Tenant shall fail to give Landlord a Revocation Notice within the time and manner herein provided, time being of the essence, Tenant shall be deemed to have accepted the Base Rent as set forth in Landlord's Designation and such Basic Rent shall be deemed to be the Basic Rent per annum payable under this Lease during the Extension Period and this Lease shall be deemed to be extended to include the Extension Period at the Basic Rent per annum set forth in Landlord's Designation. It is agreed and understood that time is of the essence in connection with each and every provision of this Section 14.28."

         6. Deletion of the Right of First Offer. Effective as of the date of the First Amendment, Section 14.27 of the Lease entitled "Right of First Offer" shall be deleted from the Lease in its entirety and Landlord hereby grants Tenant the following new Right of First Offer:

         In the event that during the Initial Term, all of the space shown on Exhibit C to this First Amendment as the "First Offer Space" shall at one point in time become "available for leasing," (as said term is hereafter defined), Landlord shall by written notice to Tenant first offer (the "Offer") to lease all of the First Offer Space to Tenant upon terms and conditions designated and specified by Landlord in the Offer. If (a) within ten (10) days after Landlord provides the Offer to Tenant, Tenant does not unconditionally accept the Offer as to all of such space upon the terms and conditions described in the Offer in writing and concurrently deposit one month's advanced rent and one month's security deposit with Landlord or (b) if Tenant accepts the Offer as aforesaid but does not for any reason execute and deliver to Landlord a final fully executed Amendment to this Lease Agreement in form and substance satisfactory to Landlord and Tenant within 14 days after acceptance of the Offer as aforesaid, Landlord shall be free to rent all or any part of such space to any party upon such terms and conditions as Landlord may, in its sole discretion elect, and Tenant's Right of First Offer shall terminate as to all of the space described in such Offer. As used herein, the term "available for leasing" shall mean that such First Offer Space is to become vacant with the present occupant thereof having no further options to extend its lease or without any renewal or extension agreement reached and entered into between Landlord and such existing occupant, it being agreed and understood that Landlord need not provide Tenant with an Offer hereunder if Landlord and such existing occupant have or may in the future enter into an arrangement to extend or renew its occupancy of the First Offer Space. Landlord has advised Tenant that, for purposes of this paragraph, the tenant known as A/T Comm, Inc. is about to enter into a leasing arrangement with Landlord for the First Offer Space and A/T Comm, Inc. (its successors, sublessees or assigns) shall be deemed the "existing occupant" for purposes of this paragraph.

         7. Notices. Effective as of the date of this First Amendment, the "Landlord's Original Address" set forth in Section 1.2 of the Lease is hereby amended to be:

         TIAA Realty, Inc.
         c/o Leggat McCall Properties Management, L.P.
         500 Edgewater Drive
         Wakefield, MA 01880


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Further, Section 14.12 is also hereby amended by deleting the second full
Paragraph of Section 14.12 from the Lease in its entirety and inserting the following new Paragraph in its place and stead:

         "If intended for Landlord, addressed to Landlord at Landlord's Original Address as set forth in Section 1.2 with a copy to:

         Mr. Nicholas E. Stolatis, Director, Asset Management
         Teachers Insurance and Annuity Association of America, as Asset Manager on behalf of TIAA Realty, Inc.
         730 Third Avenue
         New York, New York 10017
         Attn: Mortgage and Real Estate Department

         (or to such other address as may from time to time hereafter be designated by Landlord by like notice)."

         8. Security. Simultaneously with the execution and delivery of this First Amendment by Tenant, Tenant shall deposit the amount of $4,155.46 with Landlord, which amount shall be held by Landlord and combined with the amount of $5,503.76 previously deposited with Landlord's predecessor in interest and such combined amount of $9,659.22 shall be held by Landlord as a Security Deposit pursuant to Section 14.17 of the Lease for the balance of the Term of this Lease as if it were initially deposited with Landlord as a Security Deposit pursuant to the provisions of the Lease.



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         9. Generally. Except as modified herein, all of the terms, covenants, provisions and conditions contained in the Lease remain in full force and effect and are hereby ratified and affirmed.

         WITNESS our hands and seals on the day and year first above written.

LANDLORD:                                            TENANT:

TIAA Realty, Inc., a Delaware                Implant Sciences Corporation
corporation, as Landlord

By:   Teachers Insurance and
        Annuity Association of America,       By:   /s/ A.J. Armini
        a New York corporation                ------------------------------
Its:  Authorized Representative               Its: President


By: /s/ Nicholas E. Stolatis
----------------------------
      Nicholas E. Stolatis
Its:  Director


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                                    Exhibit A


                                   Floor Plans


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                                    Exhibit B


Landlord's Work shall be as follows:

8. Construct a demising wall between the 1st Amendment Space and AT/Comm, Inc. in the location shown on Exhibit A of this First Amendment.

9. Construct two (2) openings from the Original Premises to the 1st Amendment Space in locations mutually acceptable to both the Landlord and Tenant.

10. Perform work necessary to provide for separate HVAC service to the 1st Amendment Space to that Tenant's HVAC system shall service only the Premises.

11. Perform work necessary to provide for separate electrical service to the 1st Amendment Space so that Tenant's electrical service shall service only the Premises.




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                                    Exhibit C


                                   Floor Plan


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